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                                                                    Exhibit 16.0


                 [MCGRAIL MERKEL QUINN & ASSOCIATES LETTERHEAD]


                                                                October 14, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                         Tri-State Outdoor Media Group


     We have read the section titled "Change in Accountants" of Tri-State Outdoor Media Group's Form S-4 dated July 15, 1998, as amended, and are in agreement with the statements contained therein.



                                           /s/ McGrail Merkel Quinn & Associates
                                           -------------------------------------
                                           McGrail Merkel Quinn & Associates